UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): June 12, 2017
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,
Chicago, Illinois 60661
(312) 985-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On June 12, 2017, Suzanne P. Clark and Thomas L. Monahan III were appointed by the Board of Directors as Class II directors of TransUnion, effective as of that date, to fill current vacancies in the Board of Directors and to serve as Class II directors for the balance of the three-year term expiring at the 2020 annual meeting of stockholders and until the election and qualification of their respective successors. Mr. Monahan will also serve as a member of the Compensation Committee.
Ms. Clark, 49, is currently Senior Executive Vice President of the U.S. Chamber of Commerce, focused on strategy, government relations and market innovation in support of the Chamber’s more than 3 million member companies internationally. She previously held senior leadership roles with Potomac Research Group (Chief Executive Officer), Atlantic Media Company (President of National Journal Group) and American Trucking Associations (Chief of Staff). She currently is on the board of AGCO Corporation (NASDAQ:AGCO), as well as So Others Might Eat and St. Patrick’s Episcopal Day School. She is the former President of International Women’s Forum (Washington chapter) and has been honored by Washingtonian Magazine as one of the “100 most powerful women in Washington.” Clark earned a BA, magna cum laude, and an MBA from Georgetown University.
Mr. Monahan, 50, was Chairman and Chief Executive Officer of CEB, Inc. (formerly NYSE: CEB), a research and analytics firm which provides data and insights to help people work more effectively. In his 21 years at CEB, Tom led significant global growth and digitization of product delivery. Previously he worked at Deloitte and Andersen Consulting. He is a former member of the CEB board and current member of the board of Convergys Corporation (NYSE:CVG). Monahan is also currently a board member of the Peace Tech Lab and the Maret School. Monahan earned a BA magna cum laude from Harvard University and an MBA with distinction from New York University.
Ms. Clark and Mr. Monahan will be compensated in accordance with TransUnion’s standard compensation policies and practices for the non-employee, independent members of the Board. There are no arrangements or understandings between Ms. Clark or Mr. Monahan and any other person pursuant to which they were appointed as a director. Neither Ms. Clark nor Mr. Monahan is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.
TRANSUNION
Date: June 14, 2017
By:      /s/ Mick Forde
Name:    Mick Forde
Title:      Senior Vice President